GUARANTEE AGREEMENT

     GUARANTEE AGREEMENT (the "Guarantee") dated as of August 31, 1999 (the "Closing Date"), by and between Michael J. McCarthy ("McCarthy"), 4147 N.W. Martin Road, Forest Grove, OR 97116, and AgriBioTech, Inc., a Nevada corporation ("ABT").

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Cancellation of Obligations Agreement made effective July 1, 1998 (the "Agreement"), ABT has agreed to pay McCarthy $2,000,000 plus accrued interest of 6% on the unpaid balance ($106,735.89 through August 27, 1999) (the "Obligation") by October 1, 1999, in termination of all obligations of E.F. Burlingham & Sons Inc. ("Burlingham") to McCarthy for use by Burlingham or others of turfgrass developed by McCarthy and/or all claims which McCarthy may have in such turfgrass and/or the intellectual property associated with such turfgrass;

     WHEREAS, pursuant to the Agreement ABT has made payments totaling $230,000 to McCarthy as partial payment of the Obligation;

     WHEREAS, the parties have agreed that ABT will issue to McCarthy five hundred thousand (500,000) registered shares of ABT's Common Stock (the "ABT Shares") in order to complete payment to McCarthy of the Obligation. The ABT Shares will be issued without restriction pursuant to ABT's shelf registration statement;

     WHEREAS, McCarthy has entered into a Lock-Up Agreement (the "Lock-Up") pursuant to which he has agreed that he shall not sell, transfer or otherwise dispose of the ABT Shares except as specified in the Lock-Up;

     WHEREAS, ABT has agreed to guarantee the Net Proceeds (as defined below) from the sale of the ABT Shares when sold pursuant to the Lock-Up.

     NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Guarantee, the parties hereto hereby agree as follows:

Section 1. (a) The ABT Shares, if sold pursuant to the Lock-Up, shall have Net Proceeds (defined as the aggregate gross sales proceeds from the sale of all of the ABT Shares less customary sales commissions and any applicable stock transfer and sales taxes) to fully satisfy the Obligation.

     (b) In consideration of the guarantee granted hereby, McCarthy hereby agrees that Net Proceeds from the sales of all of the ABT Shares in excess of the amount necessary to fully satisfy the Obligation shall be paid to ABT.

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

     (c) In the event the proceeds from the sale of the ABT shares exceed the amount of the Obligation prior to all (c) In the event the proceeds from the sale of the ABT shares exceed the amount of the Obligation prior to all ABT shares being sold, ABT may, in its sole discretion, instruct McCarthy to not sell the remaining ABT Shares and have them returned to ABT.

     (d)  ABT represents and warrants to McCarthy as follows:

          (i) Validity of Shares. The ABT Shares, when delivered pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar right.

          (ii) Securities Registration. The ABT Shares have been registered under the Securities Act of 1933, as amended. The issuance of the ABT Shares to McCarthy shall comply with the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any applicable state securities laws and rules and regulations promulgated thereunder. The re-sale of the ABT Shares by McCarthy pursuant to the terms of this Agreement and the Lock-Up will comply with the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any applicable state securities laws and rules and regulations promulgated thereunder.

          (iii)Since July 1, 1997, ABT has made all filings required to be made by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any rules and regulations promulgated thereunder (the "SEC Reports"). The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Exchange Act or other requirements of law. None of the SEC Reports at the time of filing, contained or today contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.


Section 2. (a) The Net Proceeds shall be determined as of November 3, 1999. The final amount of the Obligation shall also be determined as of November 3, 1999, reflecting actual proceeds received from sales of the ABT Shares and calculating interest through the trade date. To compensate for the time between trade date and settlement date, ABT will pay McCarthy additional interest in the amount of $1000.00. Net proceeds shall be applied first against outstanding principal and then against accrued interest through November 3, 1999.

     (b) To the extent that the Net Proceeds are less than the final amount of the Obligation, ABT shall pay to McCarthy cash for any shortfall, including interest at 6% from November 3, 1999, no later than November 10, 1999. Cash payouts shall be applied first against accrued interest and then against outstanding principal.

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

     (c) To the extent that the Net Proceeds are greater than the final amount of the Obligation, McCarthy shall pay to ABT cash for any surplus, including interest at 6% on the daily average amount of such surplus, no later than November 10, 1999.

     (d) McCarthy shall prepare and deliver to ABT by November 5, 1999 a cumulative statement, supported by documentation reflecting all sales of ABT Shares, and stating the amount to be paid by ABT to McCarthy pursuant to the terms of this Guarantee or the amount to be paid by McCarthy to ABT pursuant to the terms of this Guarantee.

     (e) In the event that McCarthy sells, transfers or otherwise disposes of the ABT Shares in violation of the Lock-Up, without the prior written consent of ABT, (i) the Guarantee shall be null and void, (ii) any amounts previously paid by ABT to McCarthy pursuant to Section 2(b) of this Guarantee shall be refunded to ABT by McCarthy, and (iii) all proceeds in excess of the Obligation from the sale of all ABT Shares, regardless of whether such proceeds derive from sales made prior to, concurrent with or subsequent to such event of default, shall be paid to ABT. Notwithstanding the forgoing, any violation of the Lock-Up which is cured by McCarthy within three (3) business days of its occurrence shall not trigger the above-described provisions in this paragraph.

Section 3. Subject to Section 6  hereunder,  this  Agreement  shall inure to the benefit of and be binding upon ABT, its successors and assigns, and upon McCarthy, his heirs, executors, administrators, legatees and legal representatives.

Section 4. Should any part of this Guarantee, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Guarantee had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Guarantee without including therein any portion which may for any reason be declared invalid.

Section 5. This Guarantee shall be construed and enforced in accordance with the laws of the State of Nevada applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.

Section 6. This Guarantee and all rights hereunder are personal to the parties and shall not be assignable, and any purported assignment in violation thereof shall be null and void.

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

Section 7. (a) All notices, requests, consents, and demands by the parties hereunder shall be delivered by hand, recognized national overnight courier or by deposit in the United States Mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the address set forth below:

                           (i)      if to McCarthy to:

                                    4147 N.W. Martin Road
                                    Forest Grove, OR  97116
                                    with a copy to:

                                    Schwabe, Williamson & Wyatt
                                    1800 Pacwest Center
                                    1211 S.W. 5th Avenue
                                    Portland, OR  97204
                                    Attention: Roy Lambert, Esq.
                                    Telecopier No.: (503) 796-2900

                           (ii)     if to ABT to:

                                    AgriBioTech, Inc.
                                    120 Corporate Park Drive
                                    Henderson, Nevada 89014
                                    Attention:  Thomas B. Rice,
                                    Executive Vice President
                                    Telecopier No.: (702) 566-2461

                                    with a copy to:

                                    Snow Becker Krauss P.C.
                                    605 Third Avenue
                                    New York, New York  10158
                                    Attention: Elliot H. Lutzker, Esq.
                                    Telecopier No.:  (212) 949-7052

     (b) Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

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Section 8. ABT hereby agrees to defend,  indemnify  and hold  McCarthy  harmless against any claim, loss, damage, cost, and expense (including reasonable attorney's fees) resulting or arising from any claim made by any person that the ABT Shares are not duly registered and free from restriction on resale or that McCarthy is an underwriter of ABT Shares for purposes of the Securities Act of 1933 or any state securities law due to his receipt of ABT stock in accordance with this Guarantee, his sale in accordance with the terms of the Lock-Up, and his disposition of sale proceeds in accordance with the terms of this Guarantee.

Section 9. Each party will pay their own expenses incurred in connection with this Agreement, except ABT will reimburse McCarthy for reasonable legal expenses in connection with this Guarantee and the Lock-Up upon presentation of an invoice.

Section 10. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Guarantee shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Guarantee on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

Section 11. Attorney Fees. If any claim, suit or action is filed by any party to enforce this Guarantee or otherwise with respect to the subject matter of this Guarantee, including any claim filed in a bankruptcy proceeding, the prevailing party shall be entitled to recover reasonable attorney fees incurred in preparation or in prosecution or defense of such claim, suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorney fees as fixed by the appellate court.


     IN WITNESS WHEREOF, the parties hereto have executed this Guarantee as of the day and year first written above.

                                                /s/ Michael J. McCarthy
                                                -----------------------
                                                Michael J. McCarthy



                                                AGRIBIOTECH, INC.


                                                By: /s/Thomas B. Rice
                                                ------------------------
                                                Thomas B. Rice
                                                Executive Vice President